EXHIBIT 99.1

CUSIP# 678046 10 3
NYSE Amex: BQI

NEWS RELEASE

DATE:  July 15, 2011

Oilsands Quest receives approval for 15-year leases for Axe Lake lands

Calgary, Alberta -- Oilsands Quest Inc. (NYSE Amex:BQI) (“OQI” or “the Company”).

Oilsands Quest is pleased to announce that it has received approval from the Government of Saskatchewan to convert portions of the Axe Lake permits to 15-year leases. These leases, the first oil sands leases in Saskatchewan, are one of the key elements the Company needs in place to proceed to development of a commercial oil sands production facility.

"These leases mark a key milestone in our path forward," said Garth Wong, Chief Executive Officer of Oilsands Quest. "In the past, some potential investors have expressed concern about the short term permits under which the Axe Lake lands were held. The 15-year leases will give us the certainty of land tenure we need to underpin commercial development at Axe Lake. The Government of Saskatchewan has demonstrated its commitment to oil sands exploration and development, and we appreciate its confidence that Oilsands Quest will be able to deliver on the value of these assets both for our investors and for the people of Saskatchewan."

The two leases, OSA00001 and 0SA00002 will be governed under the terms of the Petroleum and Natural Gas Regulations, 1969 and will expire on March 31, 2027.

The below map outlines Oilsands Quest’s land leases and permits.

Click to enlarge

CUSIP# 678046 10 3
NYSE Amex: BQI

About Oilsands Quest

Oilsands Quest Inc. (www.oilsandsquest.com) is exploring and developing oil sands permits and licences, located in Saskatchewan and Alberta, and developing Saskatchewan's first commercial oil sands discovery.  It is leading the establishment of the province of Saskatchewan's emerging oil sands industry.

For more information:
Investor Relations
Email: ir@oilsandsquest.com
Investor Line: 1-877-718-8941

CUSIP# 678046 10 3
NYSE Amex: BQI

NEWS RELEASE

DATE:  July 15, 2011

Oilsands Quest receives approval for 15-year leases for Axe Lake lands

Calgary, Alberta -- Oilsands Quest Inc. (NYSE Amex:BQI) (“OQI” or “the Company”).

Oilsands Quest is pleased to announce that it has received approval from the Government of Saskatchewan to convert portions of the Axe Lake permits to 15-year leases. These leases, the first oil sands leases in Saskatchewan, are one of the key elements the Company needs in place to proceed to development of a commercial oil sands production facility.

"These leases mark a key milestone in our path forward," said Garth Wong, Chief Executive Officer of Oilsands Quest. "In the past, some potential investors have expressed concern about the short term permits under which the Axe Lake lands were held. The 15-year leases will give us the certainty of land tenure we need to underpin commercial development at Axe Lake. The Government of Saskatchewan has demonstrated its commitment to oil sands exploration and development, and we appreciate its confidence that Oilsands Quest will be able to deliver on the value of these assets both for our investors and for the people of Saskatchewan."

The two leases, OSA00001 and 0SA00002 will be governed under the terms of the Petroleum and Natural Gas Regulations, 1969 and will expire on March 31, 2027.

Please see http://www.oilsandsquest.com/our_projects/july15-2011-map.html to view a map showing the Oilsands Quest’s land leases and permits.

About Oilsands Quest

Oilsands Quest Inc. (www.oilsandsquest.com) is exploring and developing oil sands permits and licences, located in Saskatchewan and Alberta, and developing Saskatchewan's first commercial oil sands discovery.  It is leading the establishment of the province of Saskatchewan's emerging oil sands industry.

For more information:
Investor Relations
Email: ir@oilsandsquest.com
Investor Line: 1-877-718-8941